SECURITIES AND EXCHANGE COMMISSION


                   Washington, DC  20549


                          Form 8-K


                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   December 1, 2000


                GreatBio Technologies, Inc.
   (Exact Name of Registrant as Specified in its Charter)


                           Nevada
       (State or Other Jurisdiction of Incorporation)

            0-26057                     82-0507874
  (Commission File Number)  (IRS Employer Identification No.)

Tech Enterprise Center Suite 201, 150 Lucius Gordon Drive
                 West Henrietta, NY 14586
  (Address of Principal Executive Offices and Zip Code)

                       (716) 214-2432
     Registrant's Telephone Number, including Area Code

Idaho Technical, Inc. - 4005 Sunnyside Road, Sandpoint, ID 83642
  (Former Name or Former Address if Changed Since Last Report)






  Item 2.  Acquisition of Assets

       On December 1, 2000, GreatBio Technologies, Inc., a Nevada corporation, formerly known as Idaho Technical, Inc., (the "Registrant"), acquired LTR Antisense Technology, Inc., a New York corporation ("LTR") from Biophan, LLC, a New York limited liability company ("Biophan"), in a share for share exchange (the "Exchange"). As a result of the Exchange, LTR became a wholly owned subsidiary of the Registrant. The Exchange was consummated pursuant to and in accordance with an Exchange Agreement, dated December 1, 2000 by and among the Registrant, LTR and Biophan.

       In connection with the Exchange, the Registrant (i) issued an aggregate of 10,759,101 shares of common stock to Biophan in exchange for all the issued shares of LTR and
  (ii) issued an aggregate of 10,759,101 shares of common stock to a group of investors in exchange for a cash advance of $175,000 and a commitment to raise an additional $325,000. It is the intent of the Registrant to use the $500,000 primarily to fund research and development of the LTR owned patents and that the Exchange be treated as a pooling of interests for accounting purposes.

       Also on December 1, 2000, the Registrant acquired certain intellectual property rights from Biophan (the
  "Assignment") for the future consideration of $500,000 payable upon the issuance of certain patents. The
  Assignment was consummated pursuant to and in accordance with an Assignment and Security Agreement, both dated
  December 1, 2000 by and between Registrant and Biophan.

       In connection with the Assignment, the Registrant committed to raise approximately $2 million dollars to be utilized in the funding of research and development efforts related to the Registrant's intellectual property acquired pursuant to the Exchange and the Assignment.

       The Exchange and the Assignment were negotiated at arm's length between the Registrant and representatives of LTR and Biophan. Prior to the consummation of the two transactions, neither the Registrant nor any officer or director of Registrant was affiliated with or had a material relationship with LTR or Biophan.

       As a result of the reorganization, the Registrant moved its principal place of business from Murray, Idaho to West Henrietta, New York. For more information on the Exchange or Assignment contact Boylan, Brown, Code, Vigdor & Wilson LLP, 2400 Chase Square, Rochester, New York 14604.

  Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

       (a)  Financial Statements of Businesses Acquired:

            The financial statements of LTR required to be filed as part of this report will be filed by the Registrant by amendment to this report as soon as practicable, but not later than sixty (60) days after this report is filed.

       (b)  Pro Forma Financial Information:

            The pro forma financial information required to be filed as part of this report will be filed by the Registrant by amendment to this report as report as soon as practicable, but not later than sixty (60) days after this report is filed.

       (c)  Exhibits:

            2.1  Exchange Agreement, dated as of December 1,
                 2000, by and among the Registrant, Biophan and LTR.

            3.1(i) Amendment to the Articles of Incorporation

            10.1 Assignment, dated as of December 1, 2000, by
                 and between the Registrant and Biophan.

            10.2 Security Agreement, dated as of December 1,
                 2000, by and between the Registrant and
                 Biophan.








  SIGNATURES

       Pursuant to the requirements of the Securities Exchange
  Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GreatBio Technologies, Inc.
                                                (Registrant)

  Date:  December 15, 2000                By:    /S/ Michael L. Weiner
                                           Michael L. Weiner
                                           President and Chief Executive
                                           Officer